Exhibit 99.1

The First Bancshares, Inc. Reports a 40% Increase in Second Quarter 2015 Results and Declares Quarterly Dividends

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 17, 2015--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today reported quarterly net earnings available to common shareholders of $2.1 million for the second quarter of 2015, compared to net earnings available to common shareholders of $1.5 million reported for the second quarter of 2014, representing a 40% increase year over year. The Company also reported an increase of $0.2 million, or 10.5% in net earnings available to common shareholders for sequential quarters in 2015. Diluted earnings for the second quarter of 2015 were $0.39 per common share, compared to $0.29 per common share reported for the second quarter of 2014 and $0.36 per common share reported for the first quarter of 2015. First quarter 2015 net earnings included $84,000 of an after-tax gain on the sale of our branch location at 11281 Highway 49 Gulfport, MS. Excluding this non-operating income, operating earnings per share for the first quarter of 2015 were $0.34.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are excited about the Company’s performance posting a significant increase in profitability with strong growth throughout our footprint. We are encouraged by our results and will continue to look for opportunities to improve market share and increase our shareholder returns within the gulf south region.”

Balance Sheet

Consolidated assets decreased $28.5 million or 2.5% to total $1.1 billion for the quarter ended June 30, 2015. Total loans amounted to $731 million at June 30, 2015 and $716.4 million at March 31, 2015. Total loans increased $14.7 million or 2.0% for the second quarter 2015. The majority of the loan growth during the second quarter was in the C & I and residential real estate portfolios.

Total deposits decreased $22.5 million or 2.3% to total $962.1 million for the quarter ended June 30, 2015. The seasonality of our public fund portfolio contributed to this decrease.

Asset Quality

Nonperforming assets totaled $11.1 million at June 30, 2015, a decrease of $0.3 million compared to $11.4 million at March 31, 2015. The ALLL/total loans ratio was 0.88% at June 30, 2015 and 0.83% at March 31, 2015. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.16% of loans at June 30, 2015. The ratio of annualized net charge-offs (recoveries) to total loans was (0.07%) for the quarter ended June 30, 2015 compared to 0.18% for the quarter ended March 31, 2015. As noted in our first quarter 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000.

Second Quarter 2015 vs. Second Quarter 2014 Earnings Comparison

Second quarter 2015 net earnings available to common shareholders totaled $2.1 million compared to $1.5 million for the second quarter of 2014. Revenues from consolidated operations increased $1.2 million in quarterly comparison. Net interest income increased $1.4 million in quarterly comparison as interest income earned on a higher volume of loans attributed to this overall increase. Noninterest income decreased $0.2 million in quarterly comparison from $2.1 million for the second quarter of 2014 to $1.9 million for the second quarter of 2015. During the second quarter of 2014, a gain of $0.3 million was realized on the sale of securities which attributed to the decrease in quarterly comparison.

Second quarter 2015 noninterest expenses increased $0.7 million or 9.6% as compared to second quarter 2014. Increases in salaries and employee benefits along with increases in occupancy expenses contributed $0.4 million. A majority of this increase can be attributed to the acquisition of Bay Bank that occurred at the beginning of the third quarter of 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $9.5 million and $8.1 million for the second quarter of 2015 and 2014, respectively. The FTE net interest income increased $1.4 million in prior year quarterly comparison primarily due to an increase in interest earned on loans. The purchase accounting adjustments had no impact on net interest income for the second quarter comparisons. Second quarter 2015 net interest margin of 3.71% includes 5 bps related to purchase accounting adjustments.

Investment securities totaled $249.9 million, or 22.4% of total assets at June 30, 2015, versus $276.1 million, or 27.4% of total assets at June 30, 2014. The average volume of investment securities decreased $9.6 million in prior year quarterly comparison. The average tax equivalent yield on investment securities increased 10 basis points, from 2.51% to 2.61%. The investment portfolio had a net unrealized gain of $0.7 million at June 30, 2015 as compared to $2.1 million at March 31, 2015 which accounted for the slight decrease in tangible book value.

The average yield on all earnings assets increased 18 basis points in prior year quarterly comparison, from 3.85% for the second quarter of 2014 to 4.03% for the second quarter of 2015.

Second Quarter 2015 vs First Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $0.2 million to $2.1 million as compared to $1.9 million for the first quarter.

Noninterest expenses increased $0.2 million in sequential-quarter comparison mainly consisting of increases in other professional services and marketing.

FTE net interest income increased $0.3 million to $9.4 million from $9.1 million in sequential-quarter comparison. The $0.4 million increase in loan income was impacted with accretion related to purchase accounting adjustments of only $0.1 million.

The average yield on all earnings assets increased 11 basis points in sequential-quarter comparison, from 3.92% for the first quarter of 2015 to 4.03% for the second quarter of 2015. Increased loan growth of approximately $23 million along with increases in fees contributed to the overall increase in the earning asset yield.

Other Events

The Company will make a presentation to bank stock analysts and investors at the Keefe, Bruyette & Woods Sixteenth Annual Community Bank Investor Conference 2015 at the Grand Hyatt Grand Central in New York, NY on Tuesday, July 28, 2015 at 8:30 a.m. Central Time. A live webcast of the presentation will be available at the company’s website www.thefirstbank.com under the investor Relations section. A replay of the presentation will be available for 90 days following the conference.

Dividends

The Board of Directors of The First Bancshares, Inc. announced a cash dividend was declared in the amount of $0.0375 per share to be paid on its common stock on August 24, 2015 to shareholders of record as of the close of business on August 7, 2015.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in south Mississippi, Louisiana and south Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands expect per share data)
EARNINGS DATA	Quarter Ended 6/30/15	Quarter Ended 3/31/15	Quarter Ended 12/31/14	Quarter Ended 9/30/14	Quarter Ended 6/30/14
Total Interest Income	$10,022	$9,683	$9,662	$9,688	$8,574
Total Interest Expense	806	804	791	833	726
Net Interest Income	9,216	8,879	8,871	8,855	7,848
FTE net interest income	9,454	9,137	9,137	9,128	8,104
Provision for loan losses	-	150	152	631	277
Non-interest income	1,854	1,850	2,055	2,021	2,055
Non-interest expense	8,092	7,818	8,051	8,071	7,384
Earnings before income taxes	2,978	2,761	2,723	2,174	2,242
Income tax expense	793	732	682	641	629
Net earnings	2,185	2,029	2,041	1,533	1,613
Dividends and accretion on preferred stock	86	85	86	85	86
Net earnings available to common shareholders	$2,099	$1,944	$1,955	$1,448	$1,527

PER COMMON SHARE DATA
Basic earnings per share	$0.39	$0.36	$0.37	$0.27	$0.30
Diluted earnings per share	0.39	0.36	0.36	0.27	0.29
Diluted earnings per share, operating*	0.39	0.34	0.34	0.30	0.28
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	15.06	15.12	14.80	14.38	14.02
Tangible book value at period end	12.35	12.40	12.04	11.58	11.49
Market price at end of period	16.65	16.26	14.51	14.45	14.20
Shares outstanding at period end	5,400,909	5,400,909	5,342,670	5,338,370	5,180,287
Weighted average shares outstanding:
Basic	5,366,495	5,358,576	5,314,743	5,311,876	5,152,784
Diluted	5,424,242	5,415,100	5,357,644	5,349,686	5,180,019

AVERAGE BALANCE SHEET DATA
Total assets	$1,119,648	$1,127,349	$1,073,287	$1,065,080	$1,015,679
Loans and leases	728,416	705,752	678,252	655,582	598,293
Total deposits	973,776	932,401	891,168	918,477	890,209
Total common equity	79,986	79,722	73,335	72,916	70,357
Total tangible common equity*	65,334	64,967	58,758	59,180	57,201
Total equity	97,109	96,845	90,458	90,039	87,480

SELECTED RATIOS
Annualized return on avg assets	.78%	.72%	.76%	.58%	.64%
Annualized return on avg assets, operating*	.75%	.66%	.68%	.60%	.57%
Annualized return on avg common equity, operating*	10.50%	9.33%	9.88%	8.81%	8.18%
Annualized return on avg tangible common equity, oper*	12.85%	11.45%	12.34%	10.86%	10.06%
Average loans to average deposits	74.80%	75.69%	76.11%	71.38%	67.21%
Taxable-equivalent net interest margin	3.71%	3.60%	3.76%	3.79%	3.53%
Efficiency Ratio	71.56%	71.16%	71.94%	72.39%	72.68%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.88%	.83%	.87%	.91%	.99%
Nonperforming assets to tangible equity + ALLL	12.33%	12.70%	13.29%	13.29%	16.13%
Nonperforming assets to total loans + ORE	1.51%	1.58%	1.64%	1.69%	2.18%
Annualized QTD net charge-offs (recoveries) to total loans	(0.07%)	.18%	.08%	.33%	.06%
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Assets
Cash and cash equivalents	$62,021	$94,474	$44,618	$50,447	$55,443
Securities available-for-sale	236,476	246,842	254,744	262,651	263,653
Securities held-to-maturity	7,651	7,829	8,193	8,411	8,421
Other investments	5,787	7,235	7,234	5,592	4,025
Total investment securities	249,914	261,906	270,171	276,654	276,099
Loans held for sale	1,864	1,657	2,103	3,769	3,220
Total loans	731,037	716,359	704,531	667,533	606,812
Allowance for loan losses	(6,419)	(5,928)	(6,095)	(6,084)	(5,999)
Loans, net	724,618	710,431	698,436	661,449	600,813
Premises and equipment	33,571	33,769	34,810	35,079	31,339
Other Real Estate	4,116	4,598	4,654	4,986	4,875
Goodwill and other intangibles	14,591	14,691	14,791	14,363	13,108
Other assets	26,953	24,622	24,182	25,515	24,392
Total assets	$1,117,648	$1,146,148	$1,093,768	$1,072,262	$1,009,289

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$193,810	$203,766	$201,362	$195,957	$183,226
Interest-bearing deposits	768,289	780,877	691,413	711,558	700,646
Total deposits	962,099	984,643	892,775	907,515	883,872
Borrowings	43,991	49,446	89,450	49,456	13,500
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	2,814	2,708	5,017	11,117	11,830
Total liabilities	1,019,214	1,047,382	997,552	978,398	919,512
Total shareholders’ equity	98,434	98,766	96,216	93,864	89,777
Total liabilities and shareholders’ equity	$1,117,648	$1,146,148	$1,093,768	$1,072,262	$1,009,289

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Interest Income:
Loans, including fees	$8,461	$8,147	$8,071	$7,923	$7,094
Investment securities	1,474	1,512	1,534	1,623	1,453
Accretion of purchase accounting adjustments	71	1	51	136	(3)
Other interest income	16	23	6	6	30
Total interest income	10,022	9,683	9,662	9,688	8,574

Interest Expense:
Deposits	704	679	678	720	698
Borrowings	102	127	114	99	97
Subordinated debentures	46	45	46	45	45
Accretion of purchase accounting adjustments	(46)	(47)	(47)	(31)	(114)
Total interest expense	806	804	791	833	726

Net interest income	9,216	8,879	8,871	8,855	7,848
Provision for loan losses	-	150	152	631	277
Net interest income after provision for loan losses	9,216	8,729	8,719	8,224	7,571

Non-interest Income:
Service charges on deposit accounts	591	568	608	616	594
Mortgage Income	357	334	445	522	407
Interchange Fee Income	612	571	561	566	507
Gain (loss) on securities, net	-	-	(4)	(13)	254
Gain on sale of premises and equipment	-	110	-	-	-
BEA award, net	-	-	223	-	-
Other charges and fees	294	267	222	330	293
Total non-interest income	1,854	1,850	2,055	2,021	2,055

Non-interest expense:
Salaries and employee benefits	4,613	4,626	4,551	4,554	4,260
Occupancy expense	1,137	1,109	1,156	1,209	1,093
FDIC premiums	241	241	271	222	222
Marketing	161	62	160	94	87
Amortization of core deposit intangibles	100	100	100	98	94
Other professional services	379	258	412	429	456
Other non-interest expense	1,461	1,422	1,401	1,465	1,172
Total Non-interest expense	8,092	7,818	8,051	8,071	7,384
Earnings before income taxes	2,978	2,761	2,723	2,174	2,242
Income tax expense	793	732	682	641	629
Net earnings	2,185	2,029	2,041	1,533	1,613
Dividends and accretion on preferred stock	86	85	86	85	86
Net earnings available to common shareholders	$2,099	$1,944	$1,955	$1,448	$1,527

Earnings per common share, diluted	$0.39	$0.36	$0.36	$0.27	$0.29
Operating earnings per common share, diluted*	$0.39	$0.34	$0.34	$0.30	$0.28
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	June 30, 2015	Percent of Total	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Percent of Total
Commercial, financial and agricultural	$116,352	15.9%	$110,806	$106,109	$100,263	$81,958	13.4%
Real estate – construction	93,152	12.7%	93,168	84,935	83,908	74,105	12.1%
Real estate – commercial	245,537	33.4%	242,969	238,602	217,684	204,101	33.5%
Real estate – residential	259,610	35.6%	254,844	256,406	248,125	230,310	37.8%
Consumer	16,386	2.1%	14,572	18,479	17,553	16,337	2.7%
Loans held for sale	1,864	.3%	1,657	2,103	3,769	3,220	0.5%
Total loans	$732,901	100%	$718,016	$706,634	$671,302	$610.031	100%

COMPOSITION OF DEPOSITS	June 30, 2015	Percent of Total	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014	Percent of Total
Noninterest bearing	$193,810	20.1%	$203,766	$201,362	$195,957	$183,226	20.7%
NOW and other	393,596	40.9%	404,605	301,721	317,569	326,683	37.0%
Money Market/Savings	185,033	19.2%	183,048	183,633	183,068	171,842	19.4%
Time Deposits of less than $100,000	77,815	8.1%	80,606	85,365	86,897	80,144	9.1%
Time Deposits of $100,000 or more	111,845	11.7%	112,618	120,694	124,024	121,975	13.8%
Total Deposits	$962,099	100%	$984,643	$892,775	$907,515	$883,872	100%

ASSET QUALITY DATA	June 30, 2015		Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Nonaccrual loans	$6,513		$5,995	$6,056	$6,032	$6,063
Loans past due 90 days and over	92		426	669	102	447
Total nonperforming loans	6,605		6,421	6,725	6,134	6,510
Other real estate	4,116		4,598	4,654	4,986	4,875
Nonaccrual securities	408		408	250	250	1,950
Total nonperforming assets	$11,129		$11,427	$11,629	$11,370	$13,335

Nonperforming assets to total assets	1.00%		1.00%	1.06%	1.06%	1.32%
Nonperforming assets to total loans + ORE	1.51%		1.58%	1.64%	1.69%	2.18%
ALLL to nonperforming loans	97.18%		94.66%	90.63%	99.18%	92.15%
ALLL to total loans	.88%		.83%	.87%	.91%	.99%

Quarter-to-date net charge-offs (recoveries)	$(490)		$316	$141	$546	$89
Annualized QTD net chg/offs (recs) to loans	(0.07%)		.18%	.08%	.33%	.06%

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2015			March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$179,580	$991	2.21%	$184,401	$992	2.15%	$189,691	$998	2.10%	$201,194	$1,072	2.13%	$183,976	$937	2.04%
Tax-exempt securities	79,568	702	3.53%	81,717	759	3.72%	84,413	783	3.71%	86,498	802	3.71%	84,813	753	3.55%
Total investment securities	259,148	1,693	2.61%	266,118	1,751	2.63%	274,104	1,781	2.60%	287,692	1,874	2.61%	268,789	1,690	2.51%
Fed funds sold	6,702	16	0.95%	16,248	23	0.57%	408	6	5.88%	2,037	6	1.18%	3,603	30	3.33%

Int bearing deposits in other banks	24,089	19	0.32%	27,430	19	0.28%	18,270	19	0.42%	16,854	22	0.52%	47,210	19	0.16%
Loans	728,416	8,532	4.69%	705,752	8,148	4.62%	678,252	8,122	4.79%	655,582	8,059	4.92%	598,293	7,091	4.74%
Total Interest earning assets	1,018,355	10,260	4.03%	1,015,548	9,941	3.92%	971,034	9,928	4.09%	962,165	9,961	4.14%	917,895	8,830	3.85%
Other assets	101,293			111,801			102,253			102,915			97,784
Total assets	$1,119,648			$1,127,349			$1,073,287			$1,065,080			$1,015,679

Interest-bearing liabilities:
Deposits	$772,837	$658	0.34%	$736,199	$632	0.34%	$693,657	$630	0.36%	$723,911	$688	0.38%	$711,936	$584	0.33%
Repo	5,000	48	3.84%	5,000	48	3.84%	5,000	49	3.92%	5,000	49	3.92%	5,000	48	3.84%
Fed funds purchased	1,180	3	1.02%	108	-	0.00%	1,645	4	0.97%	326	1	1.23%	256	1	1.56%
FHLB	27,117	51	0.75%	78,892	78	0.40%	63,040	62	0.39%	28,038	50	0.71%	9,802	48	1.96%
Subordinated debentures	10,310	46	1.78%	10,310	45	1.75%	10,310	46	1.78%	10,310	45	1.75%	10,310	45	1.75%
Total interest bearing liabilities	816,444	806	0.39%	830,509	804	0.39%	773,652	791	0.41%	767,585	833	0.43%	737,304	726	0.39%
Other liabilities	206,095			199,995			209,177			207,456			190,895
Shareholders’ equity	97,109			96,845			90,458			90,039			87,480
Total liabilities and shareholders’ equity	$1,119,648			$1,127,349			$1,073,287			$1,065,080			$1,015,679

Net interest income (TE)		$9,454	3.64%		$9,137	3.53%		$9,137	3.68%		$9,128	3.71%		$8,104	3.45%

Net interest margin			3.71%			3.60%			3.76%			3.79%			3.53%

Core net interest margin*			3.66%			3.57%			3.72%			3.72%			3.48%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconcilement of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Book value per common share		$15.06	$15.12	$14.80	$14.38	$14.02
Effect of intangible assets per share		2.71	2.72	2.76	2.80	2.53
Tangible book value per common share		$12.35	$12.40	$12.04	$11.58	$11.49

Diluted earnings per share		$0.39	$0.36	$0.36	$0.27	$0.29
Effect of gain on sale of other securities, after-tax		-	-	-	-	(0.03)
Effect of gain on sale of bank premises, after-tax		-	(0.02)	-	-	-
Effect of BAE, after-tax		-	-	(0.02)	-	-
Effect of acquisition charges, after-tax		-	-	-	0.03	0.02
Diluted earnings per share, operating		$0.39	$0.34	$0.34	$0.30	$0.28

		Three Months Ended
Average Balance Sheet Data		June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Total average assets	A	$1,119,648	$1,127,349	$1,073,287	$1,065,080	$1,015,679

Total equity		$97,109	$96,845	$90,458	$90,039	$87,480
Less preferred equity		17,123	17,123	17,123	17,123	17,123
Total common equity	B	79,986	79,722	73,335	72,916	70,357
Less intangible assets		14,652	14,755	14,577	13,736	13,156
Tangible common equity	C	$65,334	$64,967	$58,758	$59,180	$57,201

		Three Months Ended
Core Net Interest Margin		June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Net interest income (TE)		$9,454	$9,137	$9,137	$9,128	$8,104
Less purchase accounting adjustments		117	48	98	167	111
Net interest income, net of purchase accounting adj	D	$9,337	$9,089	$9,039	$8,961	$7,993

Total average earning assets		$1,018,355	$1,015,548	$971,034	$962,165	$917,895
Add average balance of loan valuation discount		1,727	1,730	1,780	852	201
Avg earning assets, excluding loan valuation discount	E	$1,020,082	$1,017,278	$972,814	$963,017	$918,096

Core net interest margin	D/E	3.66%	3.57%	3.72%	3.72%	3.48%

		Three Months Ended
Return Ratios		June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sept 30, 2014	June 30, 2014
Net earnings	F	$2,185	$2,029	$2,041	$1,533	$1,613
Dividends and accretion on preferred stock		86	85	86	85	86
Net earnings available to common shareholders		2,099	1,944	1,955	1,448	1,527
Gain on sale of other securities, after-tax		-	-	-	-	(183)
Gain on sale of premises and equipment, after-tax		-	(84)	-	-	-
BAE, after-tax		-	-	(165)	-	-
Acquisition charges, after-tax		-	-	22	158	94
Net earnings available to common shareholders, oper	G	$2,099	$1,860	$1,812	$1,606	$1,438

Annualized return on avg assets	F/A	.78%	.72%	.76%	.58%	.64%
Annualized return on avg assets, oper	G/A	.75%	.66%	.68%	.60%	.57%
Annualized return on avg common equity, oper	G/B	10.50%	9.33%	9.88%	8.81%	8.18%
Annualized return on avg tangible common equity, oper	G/C	12.85%	11.45%	12.34%	10.86%	10.06%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are necessarily comparable to non-GAAP performance measures that other companies may use.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer